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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333.00000) pertaining to the 1994 Incentive Stock Plan of Pharmacopeia, Inc. of our report dated January 19, 1996, except for Note 12 as to which the date is February 2, 1996, with respect to the financial statements of Pharmacopeia, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                               ERNST & YOUNG LLP

Princeton, NJ
January 29, 1997

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